Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-50958

PROSPECTUS SUPPLEMENT DATED AUGUST 24, 2001

(To Prospectus filed on November 30, 2000)


                                PMC-SIERRA, INC.

                                   PROSPECTUS

                        1,579,718 Shares of Common Stock
                             ______________________

         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

        The table captioned "Selling Stockholders" commencing on page 3 of the Prospectus is hereby amended to reflect the following additions and changes.


                                                                  Shares to be
                                                                Offered for the
                                                                    Selling
                  Selling Stockholders                            Stockholder
--------------------------------------------------------       -----------------
  Arthur F. Schneiderman                                               40

  Swadesh and Raj                                                   4,979
     Management LLC

  Gary E. Wimmer & Heather                                            272
     L. Wimmer TTEES FBO
     Wimmer Family Trust
     UAD 12/29/99

  B.V. Jagadeesh & Anuradha Jagadeesh                                 604
     TTEES Jagadeesh Family
     Trust DTD 8/9/98

  Ashok C. Masand & Romilla A. Masand TTEE                            180
     Masand Family Trust
     U/A DTD 10/12/95

  Dhaval & Geeta Ajmera                                                37

  Harish & Darshana Shah                                               37

  Rajesh Parekh & Daksha Parekh                                       792
     Trustees of the Parekh Family Trust
     U/D/T dated October 14, 1991

  Rajesh Parekh & Daksha Parekh                                       553
     Trustees of the Parekh R84 Trust
     dated 9/22/1988

  Rajesh Parekh & Daksha Parekh                                       553
     Trustees of the Parekh R88 Trust
     dated 9/22/1988

  Rajvir Singh                                                      1,898

  Swadesh and Raj Business Management                                 553

  Karim Walji                                                          74

  Alex Reichl                                                          59

  Roshana Malek-Asghar                                                 17

  Parag Janardan Raval                                                 37
     Charles Schwab & Co., Inc. Cust
     Roth Conversion IRA

  5 S Ventures, LLC                                                   295

  9465 Investors I, G.P.                                              738

  Ravinder Parkash Agarwal                                             59

  Sid Agrawal                                                          30

  Anthelion Capital, LLC                                              147

  G Arjavalingam                                                       74

  Argus Capital, LLC                                                   89

  AWF Ventures, LLC                                                    81

  Dinesh Bajaj                                                         59

  Subhash Bal                                                          30

  Banyan Partners, LLC                                                620

  Andreas V. Bechtolsheim                                           1,475

  Markus V. Bechtolsheim                                              295

  Kelly Betpolice & Abraham Betpolice                                  30

  Sudhir & Kshama Bhatnagar                                            52
     Trustees of the 1993 Bhatnagar Trust
     dtd Dec 30,1993

  Ajoy K Bose & Chandra Bose                                          118
     Trustees of The Bose Living Trust 5/20/98

  Yigal Brandman & Riva Brandman                                      118

  David Y Chen                                                         30

  Babu & Manorama Chilukuri                                            74
     as trustees of the Chilukuri Family Living dated June 9, 1998

  Ajay Chopra & Shyamoli Banerjee                                      74

  D & B Venture Management, LLC                                        37

  Tushar A Dave & Reshma T Dave                                       147
     Trustees of the Dave Family Trust
     Dtd 3/22/99

  Ajit J Deora & Sucheta A Deora                                       74
     As trustees of the Deora Family Living Trust
     UTD 4/14/98

  Vinod K Dham & Sadhana Dham                                          30
     as trustees of the Dham Family Trust
     created on 2/5/1992

  EFG Private Bank SA                                                 295

  Peter Fortenbaugh & Betty P Lee                                     147

  Galaxy Venture Partners                                             295

  Saeid Ghafouri                                                       30

  Goel Family Partnership                                           1,062

  Ashwini Gupta & Anita Gupta                                         295

  Naren Gupta Trustee                                               1,180
     Naren & Vinita Gupta Living Trust
     Dtd 12/2/94

  IAI LLC                                                             118

  IXP Canada Holdings Limited                                          30

  Masood Jabbar                                                        74

  Ashok Kumar Jain & Shipra Jain                                      590
     as trustees of the Jain Family Trust
     created on December 11,1995

  Prem Chand Jain                                                     147

  Roop Jain and Shoba Jain                                             74

  Saurabh Jain                                                         74

  K.Charles and Lydia Spraque Janac Trust                              30
     Trustees of the Charles and Lydia Janac Trust
     UTD dated October 20, 1998

  Moti & Soni Jiandani                                                 74
     Trustees of the Jiandani Family Trust
     U/D/T dated 11/15/99

  BV Jagadeesh                                                         74
     Trustee of The Jagadeesh Family Trust 8/9/98

  Siri Kadambi & Indu Srinarayan                                      295

  Jay Kamdar & Hema Kamdar                                             15

  Rajiv Kane                                                           59

  Suresh Katta & Radha Katta                                           74

  Chad W. Keck                                                         44

  Pyare Khanna                                                         74

  Tushar & Sageeta Kothari as Trustees of the 1999
     Kothari Family Trust                                             118

  Anil Kumar & Neera Anil                                              30

  Vinay Kumar                                                          30

  Rajeev Madhavan                                                     147

  Reza Majidi-Ahy                                                      30

  Michael Matthys                                                      74

  Deepak Mithani & Veena Mithani                                      147

  Anand Naidu and Gayathri Naidu trustees, or their
     Sucessors in trust under the Naidu Famiy                          74
     Living Trust
     Dated 6/3/99

  Amir Nayyerhabibi & Nasrin Reeisdanaei                               30

  Kenneth A.Okin                                                      147

  Ravinder Oswal, Trustee of the Oswal Trust                           74
     Created on November 23 1998

  Rajesh Parekh and Daksha Parekh,                                     74
     Trustees of the Parekh Family Trust
     U/D/T dated October 14, 1991

  Vijay Parikh & Terumi Parikh                                         30

  Mukesh Patel & Harsha Patel                                          74

  Mukesh K. Patel                                                      22

  Rajesh M. Patel                                                      74

  Shailesh Patel & Pallavi Patel                                       74

  Jyoti Prakash                                                        29

  William J. Raduchel                                                  29

  Raj Rajaratnam                                                      295

  Arun Ramachandran & Kalyani Comel                                    29

  Oostur Raza & Rashida Raza                                           74

  Saiyed Atiq Raza and Noreen Tirmizi                                 295
     Trustees N&A Raza Revocable Trust
     UAD 3/22/97

  Kanwal Rekhi and Ann Rekhi                                          147
     As Trustees of the Rekhi Family Trust
     DTD 12/15/89

  SYS Ventures, LLC                                                   590

  Mansour Saki                                                         29

  Sunil M. Sanghavi                                                    29

  John Sanguinetti                                                     29

  Jay Sethuram                                                        369

  Bipin Shah & Rekha Shah living Trust 8/13/92                         74

  Pravin Shah & Smita Shah                                            103

  Waqar H. Shah                                                        44

  Krishna Shankar & Radhika Shankar                                    15

  Venktesh N Shukla & Abha Shukla As Trustees or
     Successor Trustee of the Shukla Revocable Trust                   29
     11/23/98

  Prithipal Singh & Rajinder Singh Family Trust UDT 4/7/86             44

  Singh Rajvir                                                         74

  Samuel & Cheryl Spadafora 1992 Family Trust                          29

  Eliezer Sternheim                                                   590
     Trustee of The Sternheim Trust
     UDT 12/22/98

  Stephen Tolchine & Veronica Howard                                  147
     Trustees of the Tolchin Family
     Trust UDT dated 7/10/91

  Trikha Family Trust                                                  29

  Ashwani Bindal, Trustee of V.S.K. Trust dtd 4/14/88                  29

  Ashok Vaish and Gita Vaish, Trustees,                               147
     Vaish Trust dated, Nov 26, 1990

  Vijay Vashee                                                         29

  Devendra & Hem Verma                                                 29

  David W. Yen                                                        147

  Irfan B Zinna & Maria B Alonso                                       74
     Trustees of the Zinna - Alonso Trust 11/12/98

  Redwood Venture Partners, LLC                                     3,688